Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (No. 333-275889) on Form S-3 of our report dated March 7, 2024, relating to the financial statements of Vivid Seats Inc., appearing in the Annual Report on Form 10-K of Vivid Seats Inc. for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Chicago, Illinois

April 17, 2024